Exhibit 10.4

EXECUTION COPY

SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) is entered into as of February 22, 2017, by and among Essendant Co., an Illinois corporation (“Borrower”), Essendant Inc., a Delaware corporation (“Holdings”), the entities listed on the signature pages hereto (Borrower, Holdings and such listed entities, collectively, the “Initial Grantors”) and any additional entities which become parties to this Security Agreement by executing a Security Agreement Supplement hereto in substantially the form of Annex I hereto (such additional entities, together with the Initial Grantors, each a “Grantor”, and collectively, the “Grantors”), and JPMorgan Chase Bank, N.A. (“JPMorgan”), in its capacity as administrative agent (the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.

PRELIMINARY STATEMENT

The Grantors,  the Administrative Agent,  and the Lenders are entering into a Fifth Amended and Restated Credit Agreement dated as of February 22, 2017 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) which shall amend and restate in its entirety that certain Fourth Amended and Restated Five-Year Revolving Credit Agreement, dated as of July 8, 2013 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), by and among certain of the Grantors, JPMorgan and the lenders party thereto;

Obligations under the Existing Credit Agreement are secured pursuant to that certain Amended and Restated Security Agreement, dated as of October 15, 2007 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Existing Security Agreement”) executed by certain of the Grantors;

It is a condition precedent to the obligations of the Lenders to make their extensions of credit under the Credit Agreement that the Grantors shall have amended and restated the Existing Security Agreement in its entirety as hereinafter set forth.

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I DEFINITIONS

1.1.Terms Defined in Credit Agreement.   All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2.Terms Defined in UCC.   Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3.Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

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“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance satisfactory to the Administrative Agent in its Permitted Discretion, between the Administrative Agent and any third party (including any bailee, consignee, processor, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Deposit Account” shall have the meaning set forth in Section 7.1(a).

“Collateral Report” means any certificate (including any Revolving Borrowing Base Certificate or FILO Borrowing Base Certificate), report or other document (including, without limitation, the schedules to the Credit Agreement) delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.

“Collection Account” shall have the meaning set forth in Section 7.1(b).

“Commercial Tort Claims” means commercial tort claims, as defined in the UCC of any Grantor, including each commercial tort claim specifically described in Exhibit J.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent in its Permitted Discretion, among any Loan Party, a banking institution holding such Loan Party’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a Deposit Account maintained by such Loan Party with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Effective Date” means the date of the Credit Agreement.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Event of Default” means an event described in Section 5.1.

“Excluded Accounts” means (i) payroll and other employee wage and benefit accounts, (ii) tax accounts, including sales tax accounts, (iii) petty cash accounts funded in the ordinary course of business,

(iv) escrow, fiduciary or trust accounts, (v) designated disbursement accounts and bank accounts that are not located in the United States of America and (vi) the Securities Accounts listed on Exhibit B on the Effective Date; provided that, notwithstanding anything to the contrary set forth in foregoing, no Collateral Deposit Account, Liberty Bell BAML Receivables Account or Operating Account shall be an Excluded Account.

“Excluded Assets” means (i) any leasehold interest in real property, (ii) any property to the extent that the grant of a security interest therein is prohibited by any applicable law or governmental authority, or requires a consent not obtained of any governmental authority pursuant to any applicable law except to the extent that such applicable law providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; provided, that, the foregoing exclusion shall in no way be construed to apply if any such prohibition is unenforceable under Sections 9-406, 9-407, 9-408 of 9-409 of the UCC or other applicable law; provided further that, immediately upon the ineffectiveness, lapse or termination of such prohibition or the granting of such consent, such property shall automatically constitute Collateral, (iii) any property to the extent that the grant of a security interest therein is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any investment property, any applicable shareholder or similar agreement, except to the extent that the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, sublease, permit, license, charter or similar agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that, the foregoing exclusion shall in no way be construed (x) to apply if any such prohibition is unenforceable under Sections 9-406, 9-407, 9-408 of 9-409 of the UCC or other applicable law or (y) so as to limit, impair or otherwise affect Administrative Agent’s unconditional continuing security interests in and Liens upon any rights or interests of any Grantor in or to monies due or to become due under any such contract, license, agreement, instrument or other similar document; provided, further that such contract, license, agreement, instrument or other similar document will cease to be Excluded Assets and will become subject to the Lien granted hereunder, immediately and automatically, at such time as the granting of a Lien hereunder is no longer prohibited, (iv) the excess over 65% of all of the voting shares of Equity Interests in any first-tier Foreign Subsidiary, (v) any Equity Interests of any Subsidiary of any Foreign Subsidiary, (vi) any shares of Holdings’ capital stock that have been repurchased by Holdings and held in treasury, (vii) any “intent to use” trademark applications for which a statement of use has not been filed and (viii) any property as to which the Administrative Agent determines in its sole discretion that the costs of obtaining, perfecting or maintaining a Lien thereon are excessive in relation to the practical benefit to be afforded thereby.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced. Each reference to an Exhibit means such Exhibit as updated from time to time in accordance with this Security Agreement. At the option of the Borrower, any information to be provided in Exhibit B, C, E or G hereto may be provided by a separate disclosure document making reference to this Security Agreement and the applicable Exhibit, in which case each reference to the applicable Exhibit shall be deemed a reference to such disclosure document.

“Exhibit Effective Date” means (i) the date hereof, and (ii) the effective date of each update to the Exhibits pursuant to Section 4.16.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Lenders” means the lenders party to the Credit Agreement and their successors and assigns.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Liberty  Bell BAML Receivables Accounts” means the Deposit Accounts maintained at Bank of America, N.A. and identified as the “Liberty Bell BAML Receivables Accounts” in Exhibit B hereto.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Nestor Sales Account” means the Deposit Account maintained by Nestor Sales LLC at Bank of America, N.A. and identified as the “Nestor Sales Account” in Exhibit B hereto.

“Operating Account” means those Deposit Accounts designated as “Operating Accounts” in Exhibit B to this Security Agreement, as updated from time to time by the Grantors pursuant to Section 7.2.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein;

(c)	all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income,

royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors (including, without limitation, any Pledged Stock), whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement (other than Excluded Assets).

“Pledged Stock” means, with respect to any Grantor, the shares of common and preferred stock (or other ownership interest) of each issuer identified in Exhibit G under the name of such Grantor and all other shares of capital stock (or other ownership interest) of whatever class of each such issuer, now or hereafter owned by such Grantor, and all certificates evidencing the same, and shall include, without limitation, all of the capital stock of such Grantor’s Domestic Subsidiaries owned by such Grantor and the requisite percentage of the capital stock of all Material Foreign Subsidiaries required to be pledged pursuant to the Credit Agreement, and owned by such Grantor.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Security Agreement Supplement” means any Security Agreement Supplement to this Security Agreement in substantially the form of Annex I hereto executed by an entity that becomes a Grantor under this Security Agreement after the date hereof.

“Settlement Note” means a promissory note from an Account Debtor to a Grantor evidencing such Account Debtor’s obligation to pay Accounts that are past due when the terms of such note are approved by such Grantor.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any other Secured Party’s Lien on any Collateral.

terms.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located, but excluding Excluded Assets (all of which will be collectively referred to as the “Collateral”), including:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Copyrights, Patents and Trademarks;

(iv)	all Documents;
(i)

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Goods;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all cash or cash equivalents;

(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)	all Deposit Accounts with any bank or other financial institution;

(xv)	all Commercial Tort Claims; and

(xvi)

all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations.

ARTICLE III REPRESENTATIONS AND WARRANTIES

Each Grantor represents  and warrants, and each Grantor that becomes a party  to this Security Agreement pursuant to the execution of a Security Agreement Supplement represents and warrants (after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such Grantor as attached to such Security Agreement Supplement or as the Exhibits are otherwise updated from time to time in accordance with this Security Agreement), to the Administrative Agent and the Lenders that:

3.1.Title, Authorization, Validity, Enforceability, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder,   free and clear of all Liens except for Liens permitted under Section 4.1(e), and has requisite power and authority to grant to the Administrative Agent the security interest in the Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by proper corporate or limited liability company proceedings of such Grantor, as applicable, and this Security Agreement constitutes a legal valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, voidable transactions or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit H, the Administrative Agent will have a fully perfected first priority security interest in that Collateral owned by such Grantor in which a security interest may be perfected by filing under the UCC, subject only to Liens permitted under Section 4.1(e).

3.2.Type and Jurisdiction of Organization.   The type of entity of such Grantor and its state of organization are set forth on Exhibit A.

3.3.Principal Location.  As of the Closing Date, such Grantor’s location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A.

3.4.Collateral Locations. All of such Grantor’s locations where (A) any Collateral that constitutes Eligible Inventory with a market value in excess of $250,000 in the aggregate or (B) any other Collateral with a market value in excess of $1,000,000 in the aggregate, in each case, other than Collateral in transit in the ordinary course of business, is stored or located are listed on Exhibit A. All of said locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.

3.5.Deposit Accounts and Securities Accounts.   All of  such Grantor’s Deposit Accounts and Securities Accounts are listed on Exhibit B; provided that Grantors shall have up to 30 days after the opening of any Excluded Account after the Closing Date to update Exhibit B.

3.6.Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization.   Except as set forth on Exhibit A, such Grantor has not, during the five years preceding the Exhibit Effective Date, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.7.Letter-of-Credit Rights and Chattel Paper.  As of the most recent Exhibit Effective Date, Exhibit C lists all Letter-of-Credit Rights and Chattel Paper having a face amount in excess of $1,000,000 owned by any of the Grantors. All action by such Grantor necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Exhibit C as of the most recent Exhibit Effective Date (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e). Such Grantor has not pledged, assigned or delivered any letter of credit or Chattel Paper to any third party other than the Administrative Agent.

3.8.Accounts and Chattel Paper.

(a)The names of the obligors,  amounts owing,  due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated, in all material respects, in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time.   As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

(b)With respect any of its Accounts scheduled or listed in the most recent Collateral Report as constituting Eligible Accounts, as of the date of such Collateral Report, (i) such Accounts are Eligible Accounts; (ii) to such Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to materially reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and Collateral Reports with respect thereto; and (iii) such Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition.

(c)In addition, with respect to all of its Accounts, (i) no payments have been or shall be made thereon except payments promptly delivered to a Collateral Deposit Account or Liberty Bell BAML Receivables Account as required pursuant to Section 7.1; and (ii) to such Grantor’s knowledge, all Account

Debtors have the capacity to contract.

3.9.Inventory. With respect to any of its Inventory scheduled or listed on the most recent Collateral Report as constituting Eligible Inventory, as of the date of such Collateral Report, (a) such Inventory is Eligible Inventory, (b) such Inventory (other than Inventory in transit in the ordinary course of business) is located or stored at one of the locations set forth on Exhibit A (as updated from time to time pursuant to Section 4.16 or the most recent Collateral Report) or otherwise as permitted pursuant to Section 4.1(g), (c) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (d) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

3.10.Intellectual Property. Such Grantor does not have  any  interest in,  or title  to, any Patent, Trademark or registered Copyright except as set forth in Exhibit D or any application for any of the foregoing; provided that except where the failure to own or hold license rights thereto would not reasonably be expected to have a Material Adverse Effect. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of appropriate financing statements in the offices listed on Exhibit H and timely filing of this Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office, fully perfected first priority security interests in favor of the Administrative Agent (subject only to Liens permitted under Section 4.1(e)) on such Grantor’s Patents, Trademarks and Copyrights, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor; and all action necessary or desirable to protect and perfect the Administrative Agent’s Lien on such Grantor’s Patents, Trademarks or Copyrights shall have been duly taken. The use of such Patent, Trademark or Copyright as set forth in Exhibit D, by each Grantor does not infringe upon the rights of any other Person, and each Grantor’s rights thereto are not subject to any licensing agreement or similar arrangement, in each case except where such infringement or licensing agreement or similar arrangement would not reasonably be expected to have a Material Adverse Effect.

3.11.Filing Requirements. As of the most recent Exhibit Effective Date, none of its Equipment is covered by any certificate of title, except for the vehicles and other Equipment described in Part I of Exhibit E. As of the most recent Exhibit Effective Date, none of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) the vehicles and other Equipment described in Part II of Exhibit E and (b) Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D.

3.12.No Financing Statements, Security Agreements.   No valid financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated (by a filing authorized by the secured party in respect thereof) naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) in respect to Liens permitted under Section 4.1(e).

3.13.Pledged Collateral.

(a)As of the most recent Exhibit Effective Date, Exhibit G sets forth a complete and accurate list of all Pledged Stock, and to the extent (x) the same do not constitute Permitted Investments or Settlement Notes and have a value in excess of $5,000,000 individually or $10,000,000 in the aggregate and (y) the same constitute Settlement Notes and have an outstanding principal amount in excess of $1,000,000 individually or $10,000,000 in the aggregate, all other Pledged Collateral owned by such Grantor. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit G as being owned by it, free and clear of any Liens, except for any Liens permitted by Section 4.1(e). Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest in any Subsidiary has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, and is fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, except as disclosed by the Borrower to the Administrative Agent, such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, (iii) all such Pledged Collateral held by a securities intermediary (other than in connection with any Securities Account that is an Excluded Account) is covered by a control agreement among such Grantor, the securities intermediary and the Administrative Agent pursuant to which the Administrative Agent has Control, and (iv) all Pledged Collateral which represents Indebtedness owed to such Grantor has, to such Grantor’s actual knowledge, been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b)In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) no options, warrants, calls or commitments of any character whatsoever

(A)exist relating to such Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c)Except as set forth in Exhibit G, as of the most recent Exhibit Effective Date, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it.   Except as set forth in Exhibit G, none of the Pledged Collateral that is set forth in Exhibit G which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture; provided that in no event shall any Receivable owed to such Grantor be subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each Grantor party hereto as of the date hereof agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement or as the Exhibits are otherwise updated from time to time in accordance with this Security Agreement) and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each such additional Grantor agrees that:

4.1.General.

(a)Organizational and Identification Numbers; Mailing Address. Promptly upon request by the Administrative Agent therefor, such Grantor agrees to furnish any of the following information to the Administrative Agent:

(i)the organizational number issued to such Grantor by its state of organization and its federal employer identification number;

(ii)such Grantor’s mailing address, or the location of its records concerning the Collateral as set forth in this Security Agreement; and

(i)

(iii)such Grantor’s location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business),

(b)Authorization to File Financing Statements; Ratification.     Such Grantor   hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Administrative Agent in order to maintain a first priority perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, in each case to the extent required to ensure the accuracy of the representation set forth in Section 3.16 of the Credit Agreement.   Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or

(2) by  any  other description which  reasonably  approximates the description contained  in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and

(B)in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as- extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.

Such Grantor also agrees to furnish any such information described in the foregoing sentence to the

Administrative Agent promptly upon request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c)Further Assurances.   Such Grantor agrees to take any and all actions necessary to defend its ownership interests in the Collateral against all persons, and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted under the Credit Agreement or hereunder.

(d)Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions permitted pursuant to Section 6.05 of the Credit Agreement.

(e)Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) Liens permitted pursuant to Section 6.02 of the Credit Agreement.

(f)Other Financing Statements.  Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party, and (ii) perfecting Liens permitted by Section 4.1(e). Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in favor of the Administrative Agent pursuant to this Security Agreement or any other Loan Document without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g)Locations. Such Grantor will not (i) maintain (A) any Collateral that constitutes Eligible Inventory with a market value in excess of $250,000 in the aggregate or (B) any other Collateral with a market value in excess of $1,000,000 in the aggregate, in each case, other than Collateral in transit in the ordinary course of business, at any location other than those locations listed on Exhibit A, or (ii) otherwise change, or add to, such locations other than as permitted by Section 4.15.

(h)Compliance with Terms. Such Grantor will perform and comply with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral except where the failure to perform or comply would be reasonably likely to result in Material

Adverse Effect.

4.2.Receivables.

(a)Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that such Grantor may take any such action listed above in accordance with its reasonable business judgment.

(b)Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense and to the extent determined appropriate in accordance with its reasonable business judgment, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

(c)Delivery of Invoices. After the occurrence and during the continuance of an Event of Default or during any Liquidity Condition Period, each Grantor will deliver to the Administrative Agent promptly upon its request (which request shall be made in its Permitted Discretion) duplicate invoices with respect to each Account owned by it.

(d)Disclosure of Counterclaims on Receivables.   If to the knowledge of any Grantor (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by such Grantor exists in an amount in excess of $5,000,000 or (ii) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable in an amount in excess of $5,000,000, such Grantor will promptly disclose such fact to the Administrative Agent in writing.   Such Grantor shall send the Administrative Agent a copy of each credit memorandum in excess of $5,000,000 as soon as issued, and such Grantor shall promptly report each credit memorandum and each of the facts required to be disclosed to the Administrative Agent in accordance with this Section 4.2(d) on the Revolving Borrowing Base Certificates and FILO Borrowing Base Certificates submitted by it.

(e)Electronic Chattel Paper.   Such Grantor shall take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper if (i) the face amount thereof is in excess of

$5,000,000 or (ii) the face amount thereof, when taken together with all other electronic chattel paper to which the Administrative Agent was not previously granted Control is in excess of $10,000,000 in the aggregate (with all such electronic chattel paper then being required to be made subject to the Administrative Agent’s Control), in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3.Inventory and Equipment.

(a)[Reserved].

(b)Returned Inventory. If, to the knowledge of any Grantor, an Account Debtor returns any Inventory to such Grantor, then such Grantor shall immediately report to the Administrative Agent any return involving an amount in excess of $10,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to such Grantor when an Event of Default exists, such Grantor, upon the request of the Administrative Agent, shall, in the event that either (x) such Inventory was returned due to a product recall   or (y) such Grantor determines in its reasonable business judgment that such Inventory is unfit for sale: (i) hold the returned Inventory in trust for the Administrative Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of  the returned Inventory  solely  according  to the Administrative Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Administrative Agent’s prior written consent. All returned Inventory shall be subject to the Administrative Agent’s Liens thereon.

Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

(c)Inventory Count. Such Grantor will conduct a physical count of its Inventory at least once per fiscal year (which may be on a “cycle count” basis consistent with the Borrower’s historical practice), and after and during the continuation of an Event of Default, at such other times as the Administrative Agent requests. Such Grantor, at its own expense, shall deliver to the Administrative Agent the results of each physical verification, which such Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory in such form and detail as the Administrative Agent may request in its Permitted Discretion.

(d)Equipment.   Such Grantor shall promptly inform the Administrative Agent of any deletions from its Eligible Equipment subject to a certificate of title (other than forklifts) which individually or in the aggregate exceed $1,000,000.   Such Grantor will not, without the Administrative Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.

(e)Titled Equipment. On and after the first date on which Revolving Availability is less than $100,000,000, the Administrative Agent may request that its Lien on all Equipment subject to a certificate of title (such as, but not limited to, vehicles) be noted thereon. The Grantors, promptly upon receipt of such request, shall take all steps reasonably requested by the Administrative Agent to cause such Lien to be noted on such certificate, including, without limitation, delivering such certificates of title to the Administrative Agent and/or delivering such certificates to the applicable secretaries of state (or other applicable governmental entities) in order to have such Lien officially noted on such certificates by such secretaries of state or other governmental entities.

4.4.Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Administrative Agent immediately upon execution of this Security Agreement (or with respect to Pledged Stock, in any event, during the time period provided in Section 5.14 of the Credit Agreement) (x) all Chattel Paper, Securities and Instruments (other than Pledged Stock or Settlement Notes) constituting Collateral owned by it (if any then exist and other than those constituting Permitted Investments) if (i) the amount thereof is in excess of $5,000,000 or (ii) the amount thereof, when taken together with all other Chattel Paper, Securities and Instruments not previously delivered to the Administrative Agent is in excess of $10,000,000 in the aggregate (with all such Chattel Paper,   Securities and Instruments then being required to be delivered to the Administrative Agent), (y) Settlement Notes if the outstanding principal amount is in excess of $1,000,000 individually or $10,000,000 in the aggregate and (z) all Pledged Stock; provided, that an original copy of an Instrument shall not be required to be delivered if such Grantor only possesses a duplicate copy thereof; provided, further, that if requested by the Administrative Agent while an Event of Default is outstanding, such Grantor shall use reasonable efforts to obtain the original thereof, (b) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any such Pledged Stock, Chattel Paper, Securities and Instruments constituting Collateral required to be delivered pursuant to clause (a) above,

(c) upon the Administrative Agent’s request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral and (d) promptly upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit I hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral required to be delivered pursuant to clauses (a), (b) or (c) above. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

4.5.Uncertificated Pledged Collateral.   Such Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary,  such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement.   With respect to any Pledged Collateral owned by it, such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary (other than in connection with any   Securities Account that is an Excluded Account) which is the holder of any such Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary (other than in connection with any Securities Account that is an Excluded Account), cause such securities intermediary to enter into a control agreement with the Administrative Agent, in form and substance satisfactory to the Administrative Agent in its Permitted Discretion, giving the Administrative Agent Control.

4.6.Pledged Collateral.

(a)Changes in Capital Structure of Issuers. Such Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral owned by it to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Liens permitted pursuant to Section 4.1(e) and sales of assets permitted pursuant to Section 4.1(d)) or merge or consolidate with any other entity (except, with respect to each of the foregoing in this clause (a), as permitted by the Credit Agreement), or (ii) vote any such Pledged Collateral in favor of any of the foregoing.

(b)Issuance of Additional Securities. Such Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor and as otherwise permitted by the Credit Agreement.

(c)Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Administrative Agent or its nominee at any time in the Permitted Discretion of the Administrative Agent.

(d)Exercise of Rights in Pledged Collateral.

(i)Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent in respect of such Pledged Collateral.

(ii)Such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

(iii)Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;   (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; provided, however, that no payment by one Grantor to another Grantor or by a Subsidiary of a Grantor to a Grantor shall be deemed an Excluded Payment; and

(iv)Upon request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, all Excluded Payments and all other distributions in respect of any Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(v)Such Grantor hereby authorizes and instructs each issuer of any Investment Property pledged by such Grantor hereunder to, and each Grantor that is an issuer of Investment Property pledged by another Grantor agrees and consents to, after the occurrence and during the continuance of an Event of Default, (i) comply with any instruction received by it from the Administrative Agent in writing (and any other issuer from time to time hereby agrees to comply with such instruction) that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Security Agreement,  without any other or further instructions from such Grantor, and each Grantor agrees that each issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

(e)Interests in Limited Liability Companies and Limited Partnerships.   Each Grantor agrees that no ownership interests in a limited liability company or a limited partnership which are included within the Collateral owned by such Grantor shall at any time constitute a Security under Article 8 of the UCC of the applicable jurisdiction unless such Grantor takes all actions necessary to pledge such Security in accordance with the Credit Agreement and this Security Agreement (including, without limitation, Section 4.4).

4.7.Intellectual Property.

(a)Such Grantor will use its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Administrative Agent of any License held by such Grantor and to enforce the security interests granted hereunder.

(b)Such Grantor shall notify the Administrative Agent immediately if it knows or has reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c)In the event such Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency such Grantor shall provide written notice thereof to the Administrative Agent concurrently with the delivery of the certificate of a Financial Officer of the Borrower as required by Section 5.01(c) of the Credit Agreement, and, upon request of the Administrative Agent, such Grantor shall execute and deliver any and all security agreements as the Administrative Agent may request to evidence the Administrative Agent’s first priority security interest on such

Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(d)Such Grantor shall take all actions necessary or requested by the Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings   provided that no such actions shall be required in connection with any applications or Patents, Trademarks and Copyrights that such Grantor reasonably determines are no longer necessary or cost effective for its business or operations.

(e)Such Grantor shall, unless it shall (x) reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations or (y) determine in its reasonable business judgment that such infringement, misappropriation or dilution shall not materially impact its business or financial condition, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Administrative Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.8.

4.8       Commercial Tort Claims. If, after the date hereof, any Grantor identifies the existence of a Commercial Tort Claim belonging to such Grantor that it reasonably determines to be worth in excess of

$10,000,000 and that has arisen in the course of such Grantor’s business in addition to the Commercial Tort

Claims described in Exhibit J, which are all of such Grantor’s Commercial Tort Claims as of the Effective Date that it reasonably determines to be worth in excess of $10,000,000, such Grantor shall within thirty (30) days after the same is acquired by it (i) notify the Administrative Agent of such Commercial Tort Claim and (ii) unless the Administrative Agent otherwise consents, promptly enter into an amendment to this Security Agreement, in the form of Exhibit I hereto, granting to Administrative Agent a first priority security interest such Commercial Tort Claim.

4.9.Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit in excess of $5,000,000, it shall promptly, and in any event within thirty (30) days after becoming a beneficiary, notify the Administrative Agent thereof and shall use commercially reasonable efforts to cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (ii) agree to direct all payments thereunder to a Deposit Account at the Administrative Agent or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.18 of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent in its Permitted Discretion.

4.10.Federal, State or Municipal Claims. Such Grantor will promptly notify the Administrative Agent of any Collateral represented by the Borrower as an Eligible Account which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.11.No Interference.  Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

4.12.Insurance.  (a)   In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall comply with applicable law, including Flood Laws.

(b)All commercial general liability, umbrella and property insurance policies required hereunder and under Section 5.10 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) as an additional insured or as lender loss payee, as applicable, and all such property insurance policies shall contain lender loss payable clauses through endorsements in form and substance satisfactory to the Administrative Agent in its Permitted Discretion,  which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Administrative Agent following notice from the Administrative Agent (which notice the Administrative Agent may provide only following the occurrence and during the continuation of an Event of Default); (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and lender loss payable clauses may be canceled, amended, or terminated by the applicable insurer only upon at least thirty

(30) days’ prior written notice from such insurer (or, for cancelation or termination as a result of non-payment, ten (10) days’ prior written notice from such insurer) given to the Administrative Agent.

(c)Upon the request of the Administrative Agent, the Borrower shall execute and deliver, and cause each other applicable Loan Party to execute and deliver, and take commercially reasonable efforts to cause the applicable insurance carrier to execute and deliver, to Administrative Agent a collateral assignment, in form and substance satisfactory to Administrative Agent, of each business interruption insurance policy maintained by the Loan Parties.

(d)All premiums on any such insurance shall be paid when due by such Grantor.   If such Grantor fails to obtain any insurance as required by this Section and such failure continues for five (5) Business Days following notice by the Administrative Agent to the Borrower, the Administrative Agent may obtain such insurance at the Borrower’s expense.   By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.

(e)The Administrative Agent acknowledges that the insurance policies delivered to the Administrative Agent on or prior to the date hereof are sufficient and acceptable to the Administrative Agent to satisfy the conditions set forth in this Section 4.12 on the Effective Date.

4.13.Collateral Access Agreements.       Such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of the leased or sub-leased property or mortgagee of the owned property where such Grantor’s principal place of business is located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord or mortgagee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. The Grantors shall have the reasonable discretion to determine (i) if it is commercially reasonable to pursue a Collateral Access Agreement at a specific location and (ii) if it has made commercially reasonable efforts to obtain an effective, fully executed Collateral Access Agreement with respect to any of its locations.

4.14.Deposit Account Control Agreements. Subject to Section 7.2, such Grantor will provide to the Administrative Agent upon the Administrative Agent’s request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a Collateral Deposit Account of such Grantor as set forth in Exhibit B of this Security Agreement.

4.15.Change of Name or Location . Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office or principal place of business to the extent such change would adversely affect the validity,   perfection or priority of the Administrative Agent’s security interest in the Collateral, (c) change corporate offices or warehouses or locations at which (A) any Collateral that constitutes Eligible Inventory with a market value in excess of

$250,000 in the aggregate or (B) any other Collateral with a market value in excess of $1,000,000 in the aggregate is held or stored, (d) change the type of entity that it is, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least ten (10) Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) prior written notice of such change and the Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral), provided that, any new location shall be in the continental U.S.   Notwithstanding the foregoing, no notice hereunder shall be required for the merger of Essendant Receivables LLC into Essendant Financial Services LLC, or the concurrent or subsequent renaming of Essendant Financial Services LLC to “Essendant Receivables LLC”; provided that after such merger and re- naming is consummated, the Borrower shall promptly (and in any event within five (5) Business Days) provide the Administrative Agent written notice thereof.

4.16 Updating of Exhibits to the Security Agreement. The Borrower will provide to the Administrative Agent, (i) concurrently with the delivery of the certificate of a Financial Officer of the Borrower as required by Section 5.01(c) of the Credit Agreement regarding financial statements required by Section 5.01(a) of the Credit Agreement (and,  if  an Event of Default has  occurred  and  is  continuing, Section 5.01(b) of  the Credit Agreement), updated versions of the Exhibits to this Security Agreement (provided that if there have been no changes to any such Exhibits since the previous updating thereof required hereby, the Borrower shall indicate that there has been “no change” to the applicable Exhibit(s)) or (ii) with respect to each of Exhibits A and B as often as the Borrower deems appropriate or required to make its representations and warranties materially true and accurate, updated versions of such Exhibits A and B to this Security Agreement delivered with an officer’s certificate of the Borrower reasonably satisfactory to the Administrative Agent, that certifies that the updated versions of the Exhibits are true and correct as of the date such officer’s certificate is delivered. Notwithstanding the foregoing, to the extent any action or inaction resulting in a change to the information contained in any Exhibit to this Security Agreement required compliance with any other provision of this Security Agreement, the Credit Agreement or any other Loan Document, then the updating of the relevant Exhibit shall not relieve, waive or excuse the Default arising from such Grantor’s non-compliance with any such provision pertaining to the underlying action or inaction.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1.Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a)Any representation or warranty made by or on behalf of any Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.

(b)Any Grantor shall fail to observe or perform any of the terms or provisions of Sections 4.1(b), 4.1(f), 4.4, 4.5, 4.6, 4.11, 4.15 (other than 4.15(c)), 7.1(a), 7.1(b) and 7.2.

(c)Any Grantor shall fail to observe or perform any of the terms or provisions of Sections 4.1(g) and 4.15(c) and such failure shall continue unremedied for a period of five (5) Business Days after the earlier of knowledge of such breach or notice thereof from the Administrative Agent.

(d)Any Grantor shall fail to observe or perform any of the terms or provisions of this Security Agreement (other than a breach which constitutes an Event of Default under any other Section of this Article V) and such failure shall continue unremedied for a period of thirty (30) days after the earlier of knowledge of such breach or notice thereof from the Administrative Agent.

Agreement.

(e)
The occurrence of any “Event of Default” under, and as defined in, the Credit
(a)

5.2.	Remedies.

(a)After the occurrence and during the continuance of an Event of   Default, the Administrative Agent may or at the direction of the Required Lenders, shall exercise any or all of the following rights and remedies:

(i)those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the other Secured Parties prior to an Event of Default;

(ii)those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii)give notice of sole control or any other instruction under any Deposit Account Control Agreement or any other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(iv)without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and

(v)concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

(b)The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative

(a)

Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)Subject to applicable law, after the occurrence and during the continuance of an Event of Default, until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent.   After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Swap Agreement Obligations or Banking Services Obligations outstanding, the Secured Parties holding in the aggregate at a least a majority of the aggregate net early termination payments and all other amounts then due and unpaid under outstanding Swap Agreements and agreements evidencing Banking Services may exercise the remedies provided in this Section 5.2 upon the occurrence and during the continuance of any event which would allow or require the termination or acceleration of any Swap Agreement Obligations pursuant to the terms of the Swap Agreement or any Banking Services Obligations pursuant to the terms of any agreement evidencing Banking Services.

(f)Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g)Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.3.Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, each Grantor will:

(a)assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at such Grantor’s premises or elsewhere; and

(b)permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.

5.4.Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V after and during the continuance of an Event of Default at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein, in each case whether under clause (a) or clause (b), to the extent allowed under the terms or limitation of any such license or other agreement.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1.Account Verification. The Administrative Agent may at any time in its Permitted Discretion, in the name of a nominee of the Administrative Agent or other pseudonym that will not readily identify the Administrative Agent as a financial institution (or during the continuation of an Event of Default, in the Administrative Agent’s own name), in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables. Other than after the occurrence and during the continuation of an Event of Default or during any field examination of a Grantor permitted under the Credit Agreement (including under Section 5.06 of the Credit Agreement), not less than ten (10) Business Days prior to engaging in such communication, the Administrative Agent shall give the Borrower notice of any such communications, identifying the persons with whom the Administrative Agent intends to communicate.

6.2.Authorization for Administrative Agent to Take Certain Action.

(a)Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the Permitted Discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s Permitted Discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) after the occurrence and during the continuance of an Event of Default, to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its Permitted Discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) to apply, the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Section 7.3, (vi) to discharge past due taxes, assessments, charges, fees or

Liens on the Collateral (except for such Liens that are permitted by Section 4.1(e)), (vii) after the occurrence and during the continuance of an Event of Default, to contact Account Debtors for any reason, (viii) after the occurrence and during the continuance of an Event of Default, to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) after the occurrence and during the continuance of an Event of Default, to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) after the occurrence and during the continuance of an Event of Default, to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) after the occurrence and during the continuance of an Event of Default, to settle, adjust, compromise, extend or renew the Receivables, (xii) after the occurrence and during the continuance of an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) after the occurrence and during the continuance of an Event of Default, to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, and (xv) after the occurrence and during the continuance of an Event of Default, to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b)All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.

6.3.Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE  ADMINISTRATIVE  AGENT AS ITS  PROXY  AND ATTORNEY-IN-FACT (AS  SET FORTH  IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO; PROVIDED, THAT THE ADMINISTRATIVE AGENT SHALL ONLY ACT IN SUCH ROLE DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL   WOULD   BE   ENTITLED   (INCLUDING   GIVING   OR   WITHHOLDING   WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL   MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE   ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF A DEFAULT.

6.4.Nature   of   Appointment;   Limitation   of   Duty.       THE    APPOINTMENT   OF   THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS   ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY   AGREEMENT     IS   TERMINATED     IN     ACCORDANCE     WITH   SECTION   8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF THE ADMINISTRATIVE AGENT, ANY LENDER, ANY OTHER SECURED PARTY, ANY OF THEIR AFFILIATES, OR ANY OF THEIR OR THEIR   AFFILIATES’     RESPECTIVE   OFFICERS,   DIRECTORS,   EMPLOYEES,   AGENTS   OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED

HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS

7.1.Collection of Receivables.

(a)On or before the Effective Date (or, solely with respect to the Nestor Sales Account, the 30th day after the Effective Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion)), each Grantor shall execute and deliver to the Administrative Agent Deposit Account Control Agreements for each Deposit Account (other than Liberty Bell BAML Receivables Accounts) maintained by such Grantor into which all cash, checks or other similar payments relating to or constituting payments made in respect of Receivables and proceeds resulting from the sale or disposition of Collateral are required to be deposited (each, a “Collateral Deposit Account”), which Collateral Deposit Accounts are identified as such on Exhibit B.   Operating Accounts and Excluded Accounts shall not be subject to this requirement as they shall not be Deposit Accounts in which cash, checks or other similar payments relating to or constituting payments made in respect of Receivables and proceeds resulting from the sale or disposition of Collateral shall be initially deposited.  After the Effective Date, each Grantor will comply with the terms of Section 7.2.

(b)Each Grantor shall direct all of its Account Debtors to forward payments in respect of Receivables directly to a Collateral Deposit Account (or shall have implemented policies and procedures designed to ensure the prompt deposit of payments made by Account Debtors directly to a Grantor into a Collateral Deposit Account),  or solely in accordance with the following sentence, a Liberty Bell BAML Receivables Account. No cash, checks or other similar payments relating to or constituting payments made in respect of Receivables and proceeds resulting from the sale or disposition of Collateral will be deposited in any Operating Account, Excluded Account or other Deposit Account other than a Collateral Deposit Account; provided, however, that (i) Account Debtors that are members of the buying group known as “Affiliated Distributors” may make payments to such buying group so long as such buying group complies with this requirement as if it were the Account Debtor with respect thereto, and (ii) until April 30, 2017 (as such date may be extended by the Administrative Agent in its sole discretion), Account Debtors of Liberty Bell Equipment Corporation may continue to forward payments to, and cash, checks and other similar payments received from such Account Debtors may continue to be deposited in, the Liberty Bell BAML Receivables Account. Prior to a Cash Dominion Period, the Grantors shall only transfer funds from Collateral Deposit Accounts, the Funding Account or the Liberty Bell BAML Receivables Accounts to Operating Accounts. No amounts shall be remitted to or otherwise remain on deposit in Operating Accounts other than those amounts transferred from Collateral Deposit Accounts or Liberty Bell BAML Receivables Accounts. At no time after the occurrence and during the continuance of an Event of Default or during a Cash Dominion Period shall any Grantor remove any item from a Collateral Deposit Account without the Administrative Agent’s prior written consent.   If any Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Collateral Deposit Account then, after notice from the Administrative Agent, the Administrative Agent shall be entitled to make such notification directly to such Account Debtor. If any Grantor should refuse or neglect to implement policies and procedures designed to ensure the prompt deposit of payments made by Account Debtors directly to a Grantor into a Collateral Deposit Account then, after notice from the Administrative Agent, the Administrative Agent shall be entitled to make such notification directly to such Account Debtor or shall be entitled to take other reasonable actions as the Administrative Agent reasonably determines is necessary to ensure the prompt deposit of such payments directly to a Collateral Deposit Account. If notwithstanding the foregoing instructions, any Grantor receives any proceeds of any Receivables or proceeds resulting from the sale or disposition of any Collateral, such Grantor shall receive such payments as the Administrative Agent’s trustee, and shall promptly deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables and proceeds resulting from the sale or disposition of Collateral received by it to a Collateral Deposit Account. At all times after the occurrence and during the continuance of an Event of Default or during a Cash Dominion Period (x) unless the Administrative Agent shall have waived such requirement in writing, the Grantors shall promptly cause all funds deposited into an Operating Account or a Liberty Bell BAML Receivables Account to be swept into a Collateral Deposit Account and (y) all funds deposited into a Collateral Deposit Account will be swept on a daily basis into a concentration account (the “Collection Account”) maintained by such Grantor at a bank or banks satisfactory to the Administrative Agent in its sole discretion (which, at the discretion of the Administrative Agent may be an account maintained by such Grantor with the Administrative Agent) which Collection Account shall be in the sole Control of the Administrative Agent.   No Grantor shall have any Control whatsoever over the Collection Account. The Administrative Agent shall have sole access to the Collection Account at all times and each Grantor shall take all actions necessary to grant the Administrative Agent such sole access. The Administrative Agent shall hold and apply funds received into the Collection Account as provided by the terms of Section 7.3.

(c)Notwithstanding anything to the contrary set forth in this Section 7.1,   if any Receivables or proceeds resulting from the sale or disposition of Collateral are inadvertently deposited by a Grantor or an Account Debtor of a Grantor in a Deposit Account that is not a Collateral Deposit Account, such failure to comply with the agreements set forth in this Article VII shall not constitute an Event of Default so long as promptly (and in any event within five (5) Business Days of such inadvertent deposit) (x) such Receivables or proceeds are transferred to a Collateral Deposit Account and (y) such Grantor promptly notifies the Administrative Agent in writing of such inadvertent deposit (which notice shall include a reasonably detailed description of the actions taken to remedy such breach and of the policies and procedures that shall be promptly implemented by such Grantor to ensure compliance with the provisions set forth in Section 7.1(b) with respect to payments made in respect of Receivables and proceeds resulting from the sale or disposition of Collateral).

7.2.Covenant Regarding New Deposit Accounts; Lock Boxes; Liberty Bell BAML Receivables Accounts.   Before opening or replacing any Collateral Deposit Account or Operating Account, each Grantor shall (a) deliver written notice thereof to the Administrative Agent, which notice shall include an updated Exhibit B with respect to such new Deposit Account, and (b) cause each bank or financial institution in which it seeks to open a Collateral Deposit Account to enter into a Deposit Account Control Agreement with the Administrative Agent in order to give the Administrative Agent Control of such Collateral Deposit Account. In the case of Deposit Accounts maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.   After opening or replacing any Excluded Account, each Grantor shall promptly, but in any event within thirty (30) days of opening such Excluded Account, deliver written notice thereof to the Administrative Agent, which notice shall include an updated Exhibit B with respect to such new Excluded Account. Not later than April 30, 2017 (as such date may be extended by the Administrative Agent in its sole discretion), all payments to, and cash, checks and other similar payments received from Account Debtors that are deposited in any Liberty Bell BAML Receivables Account shall be deposited in a Collateral Deposit Account subject to a Deposit Account Control Agreement and the Liberty Bell BAML Receivables Accounts shall be closed.

7.3.Application of Proceeds; Deficiency. All amounts deposited in the Collection Account shall be deemed received by the Administrative Agent in accordance with Section 2.18 of the Credit Agreement and shall, after having been credited to the Collection Account, be applied (and allocated) by Administrative Agent in accordance with Section 2.10(b) of the Credit Agreement at all times when a Cash Dominion Period is in effect, and in accordance with Section 2.18(b) at all times when an Event of Default exists; provided that, so long as no Cash Dominion Period (with the understanding that a Cash Dominion Period may be discontinued no more than five (5) times during the term of the Credit Agreement) or Event of Default exists, collections which are received into the Collection Account shall be deposited into the Borrower’s Funding Account rather than being used to reduce amounts owing under the Credit Agreement.   After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall require all other cash proceeds of the Collateral, which are not required to be applied to the Obligations pursuant to Section 2.11 of the Credit

Agreement, to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over said cash collateral account. Any such proceeds of the Collateral shall be applied in the order set forth in Section 2.18(b) of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Administrative Agent into the Borrower’s Funding Account. The Grantors shall remain liable, jointly and severally, for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations as and when due in accordance with the terms of the Loan Documents, including any attorneys’ fees and other expenses incurred by Administrative Agent or any other Secured Party to collect such deficiency.

ARTICLE VIII GENERAL PROVISIONS

8.1.Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court,  or privately under the power of sale conferred by this Security Agreement, or otherwise.   Except as otherwise specifically provided herein,  each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2.Limitation on Administrative Agent’s and Other Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral.   Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2.  Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3.Compromises and Collection of Collateral.   The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.   In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

8.4.Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.5.Specific Performance of Certain Covenants.   Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6.Dispositions Not Authorized.   No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the other Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders.

8.7.No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any other Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law  afforded shall be cumulative and all shall be available to the Administrative Agent and the other Secured Parties until the Secured Obligations have been paid in full.

8.8.Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.9.Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made.   In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.10.Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the other Secured Parties and their respective permitted successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein (other than pursuant to a transaction permitted by the Credit Agreement), without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

8.11.Survival of Representations.   All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.12.Expenses.   The Grantors, jointly and severally, shall pay (i) reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation and administration of this Security Agreement and any amendments, modifications or waivers of the provisions of this Security Agreement (whether or not the   transactions contemplated hereby or thereby shall be consummated), including, without limitation, the reasonable and documented fees, disbursements and other charges of the Administrative Agent’s primary counsel and any special and local counsel reasonably retained by the Administrative Agent and (ii) the Administrative Agent for any and all reasonable and documented fees, disbursements and other charges of the Administrative Agent’s primary counsel and any special and local counsel reasonably retained by the Administrative Agent and all documented out-of-pocket expenses incurred by the Administrative Agent in connection with the enforcement, collection or protection of its rights in connection with this Security Agreement, including its rights under this Section 8.12, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of this Security Agreement; provided, however, that the Borrower’s obligations to pay fees, disbursements and charges of counsel under this Section 8.12 shall be limited to one primary counsel for the Administrative Agent, together with any local counsel and special counsel reasonably required by the Administrative Agent, and, solely in the case of an actual or perceived conflict of interest between the Administrative Agent and one or more of the Secured Parties, one additional counsel for each set of similarly affected Secured Parties in respect of such actual or perceived conflict (together with any local and special counsel reasonably required by such Secured Parties). All amounts due under this Section 8.12 shall be payable after written demand therefor.

8.13.Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.14.Termination.

(a)This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until all of the Commitments under the Credit Agreement have terminated and all of the Secured Obligations have been indefeasibly paid and performed in full (or with respect to any outstanding Letters of Credit, such Letter of Credit has been cash collateralized as required by Section 2.06(j) of the Credit Agreement) other than contingent indemnification obligations as to which no claim has been made in writing and no commitments of the Administrative Agent or the other Secured Parties which would give rise to any Secured Obligations are outstanding.

Agreement.

(b)
Liens on the Collateral will be released in accordance with Section 9.02(c) of the Credit
(a)

8.15.Entire Agreement. This Security Agreement together with the other Loan Documents embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings among the Grantors and the Administrative Agent relating to the Collateral.

8.16.CHOICE OF LAW.   THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.17.CONSENT TO JURISDICTION.     EACH GRANTOR HEREBY   IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND  EACH GRANTOR  HEREBY IRREVOCABLY AND  UNCONDITIONALLY AGREES  THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

8.18.WAIVER OF JURY TRIAL. EACH GRANTOR, THE ADMINISTRATIVE  AGENT AND   EACH   LENDER   HEREBY   WAIVE,   TO   THE   FULLEST   EXTENT   PERMITTED   BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

8.19.[Reserved].

8.20.Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

8.21.Subordination of Intercompany Indebtedness. Each Grantor agrees that any and all claims of such Grantor against any other Grantor (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations, provided that, and not in contravention of the foregoing, so long as no Event of Default has occurred and is continuing, such Grantor may receive payments in the ordinary course of business with respect to such Intercompany Indebtedness from each such Obligor to the extent not prohibited by the terms of this Security Agreement and the other Loan Documents. Notwithstanding any right of any Grantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Grantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Secured Parties and the Administrative Agent in those assets. Except pursuant to any transaction permitted under the Credit Agreement, no Grantor shall have any right to possession of any such asset, unless and until this Security Agreement has terminated in accordance with Section 8.14. No Grantor shall have any right to foreclose upon any such asset, whether by judicial action or otherwise, without the Administrative Agent’s prior written consent or unless and until this Security Agreement has terminated in accordance with Section 8.14. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Indebtedness of any Obligor to any Grantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Grantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the termination of this Security Agreement in accordance with Section 8.14, such Grantor shall receive and hold the same in trust, as trustee, for the benefit of the Secured Parties and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of the Grantor where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Grantor as the property of the Secured Parties. If any such Grantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Grantor agrees that until the termination of this Security Agreement in accordance with Section 8.14, except pursuant to any transaction permitted under the Credit Agreement, no Grantor will assign or transfer to any Person (other than the Administrative Agent or the Borrower or another Grantor) any claim any such Grantor has or may have against any Obligor.

8.22.AMENDMENT AND RESTATEMENT.

(a)No Novation. It is the express intent of the parties hereto that this Security Agreement be merely an amendment and restatement of the Existing Security Agreement and not constitute a novation of the obligations thereunder.

(b)References to this Security Agreement In Loan Documents. Upon the effectiveness of this Security Agreement, on and after the date hereof, each reference in any other Loan Document to the Existing Security Agreement (including any reference therein to “the Security Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring thereto) shall mean and be a reference to this Security Agreement.

ARTICLE IX NOTICES

9.1.Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 9.01 of the Credit Agreement. Any notice delivered to the Borrower shall be deemed to have been delivered to all of the Grantors.

9.2.Change in Address for Notices.   Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X

THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the other Secured Parties hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the

Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII of the Credit Agreement. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

ESSENDANT CO.

ESSENDANT INC.

ESSENDANT FINANCIAL SERVICES LLC

ESSENDANT MANAGEMENT SERVICES LLC

ESSENDANT INDUSTRIAL LLC

ESSENDANT RECEIVABLES LLC

O.K.I. SUPPLY, LLC

NESTOR SALES LLC

NESTOR SALES HOLDCO, LLC

NESTOR HOLDING COMPANY

LIBERTY BELL EQUIPMENT CORPORATION

LABEL INDUSTRIES, INC.

TRANSSUPPLY GROUP, LLC

CPO COMMERCE ACQUISITION, LLC

CPO COMMERCE, LLC

By: /s/Robert J. Kelderhouse

Name: Robert J. Kelderhouse

Title: Vice President and Treasurer

Signature Page to

Second Amended and Restated Pledge and Security Agreement

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By: /s/Hilda C. Carbajal

Name:  Hilda C. Carbajal

Title:  Authorized Officer

Signature Page to

Second Amended and Restated Pledge and Security Agreement

EXHIBIT A

(See Sections 3.2, 3.3, 3.4, 3.9 and 9.1 of Security Agreement)

NOTICE ADDRESS FOR ALL GRANTORS c/o Essendant Co.

One Parkway North Boulevard Deerfield, IL 60015

Attention: Brendan McKeough, Deputy General Counsel

INFORMATION AND COLLATERAL LOCATIONS OF ESSENDANT CO.

I.	Name of Grantor: Essendant Co.

II.	State of Incorporation or Organization: Illinois

III.	Type of Entity: Corporation

IV.	Organizational Number assigned by State of Incorporation or Organization: 1648-748-1

V.	Federal Identification Number: 36-2431718

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

One Parkway North Blvd.

Deerfield, IL 60015

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor:

CURRENT OWNER	STATE	COUNTY	FACILITY
Essendant Co.	IL	Bond County	2000 Wolf Business Park Greenville, IL 62246
Essendant Co.	IN	Marion County	5345 West 81st Street Indianapolis, IN 46268
Essendant Co.	MA	Middlesex County	415 Wildwood Avenue Woburn, MA 01801
Essendant Co.	MD	Anne Arundel County	7441 Candlewood Road Hanover, MD 21076

CURRENT OWNER	STATE	COUNTY	FACILITY
Essendant Co.	MN	Hennepin County	7509 Boone Ave. North Brooklyn Park, MN 55428
Essendant Co.	MN	Dakota County	1720 Alexander Rd Eagan, MN 55121
Essendant Co.	NY	Greene County	Hwy 9 West & Wolf Road Coxsackie, NY 12051
Essendant Co.	NY	Erie County	13 Centre Drive Orchard Park, NY 14127
Essendant Co.	OH	Summit County	2100 Highland Rd Twinsburg, OH 44087
Essendant Co.	OK	Tulsa County	1870 N. 109th East Avenue Tulsa, OK 74116

(b)	Properties Leased by the Grantor (Include Landlord’s Name):

LESSEE	STATE	FACILITY	LANDLORD
Essendant Co.	AZ	1002 South 63rd Avenue, Phoenix, AZ 85043	Exeter 1002 S. 63rd, LLC
Essendant Co.	AZ	1013 West Alameda Drive Tempe, AZ 85282	DCT West Alameda LLC
Essendant Co.	AZ	2910 S. Hardy, Building No. 2, Suite 101 Tempe, AZ 85282	DCT South Hardy LLC
Essendant Co.	CA	918 S. Stimson Ave City of Industry, CA 91745	LBA/PPF Industrial III-A, LP
Essendant Co.	CA	7021 Roseville Rd., Sacramento, CA 95842	Tisha Land Company LLC/PDC Properties, Inc.
Essendant Co.	CA	21508 Ferrero Pkwy, Building A City of Industry, CA 91789	Grand Avenue Venture LLC
Essendant Co.	CA	5440 Stationers Way, Sacramento, CA 95842	Stationers Way Management
Essendant Co.	CA	3963 Workman Mill Road, Building A Whittier, CA 90001	Gateway Pointe Investors, LLC

LESSEE	STATE	FACILITY	LANDLORD
Essendant Co.	CA	4100 Whipple Road, Building E Union City, CA 94587	Rreef America Reit II Corp. R
Essendant Co.	CA	30336 Whipple Road, Building F Union City, CA 94587	Rreef America Reit II Corp. R
Essendant Co.	CO	9910 E. 47th Avenue, Denver, CO 80238	PAC Operating LTD Partners
Essendant Co.	FL	2405 Commerce Park Drive, Suite 100 Orlando, FL 32819	EastGroup Properties
Essendant Co.	FL	10801 Northwest 103rd St, Suite 21 Medley, FL 33178	CPT Flagler Station II, LLC
Essendant Co.	FL	9945 Currie Davis Drive Tampa, FL 33619	Liberty Property Limited Partnership
Essendant Co.	GA	2200 Thornton Road, Suite 100 Lithia Springs, GA 30122	CRP-3 2200 Thornton, LLC
Essendant Co.	GA	3800 Camp Creek Parkway, Suite 100, E. Pointe, GA 30331	Duke Secured Financing 2006, LLC
Essendant Co.	GA	125 Horizon Drive Suwanee, GA 30024	KTR ATL Three LLC
Essendant Co.	IL	810 Kimberly Drive Carol Stream, IL 60188	PRIM 810 Kimberly LLC
Essendant Co.	IL	230 E. Lies Road Carol Stream, IL 60188	MM Industrial Lies Road, LLC
Essendant Co.	IL	One Parkway North Blvd. Deerfield, IL 60015	Long Ridge Office Portfolio, L.P.
Essendant Co.	MA	33 Suffolk Road Mansfield, MA 02048	SSI PR II OWNER, LLC
Essendant Co.	MD	7090 Troy Hill Drive Elkridge, MD 21075	PRLHC Troy Hill Center I 086700
Essendant Co.	MD	7481 Coca Cola Drive, Suite 100 Hanover, MD 21076	Crossroads DC I (GLP)
Essendant Co.	MI	2640 Northridge Dr. NW Walker, MI 49544	Stag GI Walker, LLC
Essendant Co.	MO	1606 Linn St., Kansas City, MO 64116	Northtown Devco

LESSEE	STATE	FACILITY	LANDLORD
Essendant Co.	MO	1202-1222 Atlantic Street North Kansas City, MO 64116	Northtown Devco
Essendant Co.	NC	10800 Withers Cove Park Dr. Charlotte, NC 28278	Lee & Keiter Development Co./ Pacific Coast Industries
Essendant Co.	NC	3071 Business Park Drive Raleigh, NC 27610	Duke Realty LP
Essendant Co.	NJ	60 Saw Mill Pond Road Edison, NJ 08817	Heller Industrial Parks, Inc.
Essendant Co.	NJ	100 Liberty Way, Cranbury, NJ 08512	Cransud One, LLC
Essendant Co.	OH	2479 Edison Blvd, Twinsburg, OH 44087	Great Lakes Industrial Portfolio AB Biynah, LLC
Essendant Co.	OH	1634 Westbelt Dr., Columbus, OH 43228	Icon Owner Pool 3 Midwest/Southeast, LLC(GLP)
Essendant Co.	OH	2477 Edison Blvd, Building I Twinsburg, OH 44087	Great Lakes Industrial Portfolio AB Biynah, LLC
Essendant Co.	OR	14330 North Lombard Street Portland, OR 97203	MEPT Rivergate III LLC
Essendant Co.	PA	270 48th Street Pittsburgh, PA 15201	The Buncher Company
Essendant Co.	PA	125 Greentree Road Phoenixville, PA 19456	Green Tree Owner LLC
Essendant Co.	TN	5300 Hickory Hill Dr., Suite 105 Memphis, TN 38141	WPT East Park I, LP
Essendant Co.	TN	455 Industrial Blvd Lavergne, TN 37086	MidSouth Bldg I- 253910
Essendant Co.	TX	4500 NE Loop 410, Suite 100 San Antonio, TX 78218	ProLogis NA2 Texas LP
Essendant Co.	TX	5425 FAA Blvd. Irving, TX 75061	Prologis USLV Operating Partnership LP
Essendant Co.	TX	7677 Pinemont Drive Houston, TX 77040	CMDS Houston LLC

LESSEE	STATE	FACILITY	LANDLORD
Essendant Co.	TX	8518 West Little York Road Houston, TX 77040	LIT Industrial Texas, LP (Cole Creek Bldg.6)
Essendant Co.	TX	410 West Trinity Blvd. Grand Prairie, TX 75050	Prologis M&L, LLC
Essendant Co.	UT	4625 West 1730 South Street Salt Lake City, UT 84104	Commerical Building Investment, LLC
Essendant Co.	WA	18351 Cascade Ave. South, Building 255 Tukwila, WA 98188	LIT Industrial Limited Partnership
Essendant Co.	WA	18300 South Center Pkwy Tukwila, WA 98188	LIT Industrial Limited Partnership
Essendant Co.	WA	3703 I Street NW, Auburn, WA 98002	TIAA-CREF Benaroya Industrial Portfolio

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

Locations

IT Data Centers

IT Data Center #1

350 E. Cermak Drive-5th Floor Chicago, IL 60616

IT Data Center #2 5515 Nobel Drive Fitchburg, WI 53711

Third Party Packaging Locations

Winterborne, Inc. 20650 Prairie Street Chatsworth, CA  91311

Website Hosting Location

Locations

ORS Nasco #1

1695 Indian Wood Circle Maumee OH 43537

Hanson Inc.

629 N. High Street, 4th Floor Columbus, OH 43215

CPO #1

Internap – LAX014

3690 Redondo Beach Ave Redondo Beach, CA 90278

Offsite Storage of Books and Records

Access

1200 Humbract Circle Bartlett, IL 60103

Printers

Catalogs Printed, Bound and/or Stored

CP Solutions/RR Donnelley 2757 S Memorial Dr,

Tulsa, OK 74129

Heritage

P.O. Box 1457

El Reno, OK 73036

Meeks Group

6913 E. 13th Street Tulsa, OK 74112

Pemcor, LLC 2100 State Road Lancaster, PA 17601

LSC Communications 100 Banta Road

Long Prairie, MN 56347

LSC Communications 830 Midway Rd. Menasha, WI 54952

LSC Communications 321 Wilson Drive

Jefferson City, MO  65109

Locations

Vision

605 Territorial Dr.

Bolingbrook, IL  60440

Vision Integrated Graphics 1701 Northwind Parkway Hobart, Indiana 46342

Walsworth

306 N. Kansas Ave.

Marceline, MO 64658

Public Warehouses for Overflow Product Storage

A. Duie Pyle

209 Garfield Ave.

West Chester, PA 19380

Genesis Engineering Services, Inc.

33580 Central Ave.

Union City, CA

JIT Services

5136 West 81st Street Indianapolis, IN 46268

Tighe Logistics Group 481 Wildwood Ave. Woburn, MA

Genesis Engineering Services, Inc.

32550 Central Ave.

Union City, CA 94587

National Distribution Centers, LLC 200 Saw Mill Pond Rd.

Edison, NJ 08817

VIII.

Former or fictitious Name of Grantor/Mergers, Consolidations and Acquisitions: Trade Name: Lagasse Sweet; United Stationers Supply Co. (name amended to Essendant Co. effective on 6/1/2015); Lagasse, Inc. (merged into Lagasse Target, LLC effective 1/1/2013); Lagasse Target, LLC (change of name to Lagasse, LLC effective 1/1/2013); Lagasse, LLC (Merged into Essendant Co. effective 6/29/2015)

INFORMATION AND COLLATERAL LOCATIONS OF ESSENDANT INC.

I.	Name of Grantor: Essendant Inc.

II.	State of Incorporation or Organization: Delaware

III.	Type of Entity: Corporation

IV.	Organizational Number assigned by State of Incorporation or Organization: 0920601

V.	Federal Identification Number: 36-3141189

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

One Parkway North Blvd.

Deerfield, IL 60015

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor: None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name): None.

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

See Section VII (c) of Disclosures for Essendant Co.

VIII.	Former or fictitious Name of Grantor/Mergers, Consolidations and Acquisitions: United Stationers Inc. (name amended to Essendant Inc. filed 5/18/2015)

INFORMATION AND COLLATERAL LOCATIONS OF ESSENDANT FINANCIAL SERVICES LLC

I.	Name of Grantor: Essendant Financial Services LLC

II.	State of Incorporation or Organization: Illinois

III.	Type of Entity: Limited Liability Company

IV.	Organizational Number assigned by State of Incorporation or Organization: 0054-307-1

V.	Federal Identification Number: 36-4428313

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

One Parkway North Blvd.

Deerfield, IL 60015

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor: None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name): None.

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

See Section VII (c) of Disclosures for Essendant Co.

VIII.

Former or fictitious Name of Grantor/Mergers, Consolidations and Acquisitions: Trade Name: EFS; United Stationers Financial Services LLC (name amended to Essendant Financial Services LLC effective on 6/1/2015)

INFORMATION AND COLLATERAL LOCATIONS OF ESSENDANT MANAGEMENT SERVICES LLC

I.	Name of Grantor: Essendant Management Services LLC

II.	State of Incorporation or Organization: Illinois

III.	Type of Entity: Limited Liability Company

IV.	Organizational Number assigned by State of Incorporation or Organization: 0056-416-8

V.	Federal Identification Number: 52-2323076

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

One Parkway North Blvd.

Deerfield, IL 60015

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor: None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name): None.

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

See Section VII (c) of Disclosures for Essendant Co.

VIII.

Former or fictitious Name of Grantor/Mergers, Consolidations and Acquisitions: Trade Name: EMS; United Stationers Technology Services LLC (name amended to United Stationers Management Services LLC effective on 1/13/2013); United Stationers Management Services LLC (name amended to Essendant Management Services LLC effective on 6/1/2015)

INFORMATION AND COLLATERAL LOCATIONS OF ESSENDANT INDUSTRIAL LLC

I.	Name of Grantor: Essendant Industrial LLC

II.	State of Incorporation or Organization: Illinois

III.	Type of Entity: Limited Liability Company

IV.	Organizational Number assigned by State of Incorporation or Organization: 0409-295-3

V.	Federal Identification Number: 73-0958050

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

907 S. Detroit Avenue Tulsa, OK 74120

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor:

CURRENT OWNER	STATE	COUNTY	FACILITY
Essendant Industrial LLC	OK	Muskogee	432 South G. Street Muskogee, OK 74403
Essendant Industrial LLC	OK	Muskogee	900 S. Cherokee Street Muskogee, OK 74403

(b)	Properties Leased by the Grantor (Include Landlord’s Name):

LESSEE	STATE	FACILITY	LANDLORD
Essendant Industrial LLC	AL	2545 US Hwy 78, Suite 100 Moody, AL 35004	GCP-Moody Two, LLC
Essendant Industrial LLC	CA	2234 N. Plaza Drive Visalia, CA 93291	A & B Properties, Inc. (Midstate Hayes Bldg 1)
Essendant Industrial LLC	MA	574 West Street Mansfield, MA 02048	SSI PR II OWNER, LLC
Essendant Industrial LLC	OK	907 S. Detroit, Suite 400 Tulsa OK 74120	Oklahoma Property Investors III, LLC
Essendant Industrial LLC	PA	1400 AIP Drive Middletown, PA 17057	Big Box Core Industrial REIT I, LLC
Essendant Industrial LLC	OH	9901 Princeton-Glendale Road Cincinnati, OH 45246	Bestwelds Realty, LLC

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

See Section VII (c) of Disclosures for Essendant Co.

VIII.

Former or fictitious Name of Grantor/Mergers, Consolidations and Acquisitions: ORS Nasco Target, LLC (Merger with ORS Nasco, Inc. (Survivor) effective 1/1/2013); ORS Nasco LLC (Merger with Oklahoma Rig, Inc. and Oklahoma Rig and Supply Co. Trans., Inc. effective 5/15/2015 (ORS Nasco, LLC, Survivor); ORS Nasco, LLC  (name amended to Essendant Industrial LLC effective on 6/1/2015)

INFORMATION AND COLLATERAL LOCATIONS OF CPO COMMERCE, LLC

I.	Name of Grantor: CPO Commerce, LLC

II.	State of Incorporation or Organization: Illinois

III.	Type of Entity: Limited Liability Company

IV.	Organizational Number assigned by State of Incorporation or Organization: 04781023

V.	Federal Identification Number: 20-0331439

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

One Parkway North Blvd. (Principal Place of Business) Deerfield, IL 60015

120 W. Bellevue Drive (Chief Executive Office) Pasadena, CA 91105

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor: None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name):

LESSEE	STATE	FACILITY	LANDLORD
CPO Commerce, LLC	CA	110 & 120 W. Bellevue Drive Pasadena, CA 91105	Essendant Co.

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

See Section VII (c) of Disclosures for Essendant Co.

VIII.

Former or fictitious Name of Grantor/Mergers, Consolidations and Acquisitions: Trade Names: CPO, CPO Commerce; CPO Commerce Target, LLC (Merger with CPO Commerce, Inc., a Delaware corporation with Name of Surviving Entity: CPO Commerce, LLC effective as of 5/30/2014)

INFORMATION AND COLLATERAL LOCATIONS OF CPO COMMERCE ACQUISITION, LLC

I.	Name of Grantor: CPO Commerce Acquisition, LLC

II.	State of Incorporation or Organization: Delaware

III.	Type of Entity: Limited Liability Company

IV.	Organizational Number assigned by State of Incorporation or Organization: 4964498

V.	Federal Identification Number: None.

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

One Parkway North Blvd. (Principal Place of Business) Deerfield, IL 60015

120 W. Bellevue Drive (Chief Executive Office) Pasadena, CA 91105

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor: None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name): None.

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

See Section VII (c) of Disclosures for Essendant Co.

VIII.	Former or fictitious Name of Grantor/Mergers, Consolidations and Acquisitions: Trade Names: CPO, CPO Commerce

INFORMATION AND COLLATERAL LOCATIONS OF LIBERTY BELL EQUIPMENT CORPORATION

I.	Name of Grantor: Liberty Bell Equipment Corporation

II.	State of Incorporation or Organization: Pennsylvania

III.	Type of Entity: Corporation

IV.	Organizational Number assigned by State of Incorporation or Organization: 729836

V.	Federal Identification Number: 23-1870869

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

3201 South 76th Street Philadelphia, PA 19153

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor: None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name):

LESSEE	STATE	FACILITY	LANDLORD
Liberty Bell Equipment Corporation	CA	2843 S East Avenue Fresno, CA 93725	Fresno Industrial Center, LP

Liberty Bell Equipment Corporation	GA	5362 Royal Woods Parkway Tucker, GA 30084	Liberty Bell GA, LLC
Liberty Bell Equipment Corporation	IL	2143 International Parkway Woodridge, IL 60517	IIT-HSA PARK 355 II JV, LLC c/o GLP US Management LLC
Liberty Bell Equipment Corporation	MA	572 West Street Mansfield, MA 02048	JARSAM, LLC
Liberty Bell Equipment Corporation	MD	1018 Wilso Drive Baltimore, MD 21223	The Realty Associate Fund X, LP
Liberty Bell Equipment Corporation	MO	810 North Jefferson Street St. Louis, MO 63106	DALB, LLC

LESSEE	STATE	FACILITY	LANDLORD
Liberty Bell Equipment Corporation	OH	21548 Alexander Road, Alexander Industrial Park Oakwood Village, OH 44146	Alexander Road, LLC c/o Carnegie Companies, Inc.
Liberty Bell Equipment Corporation	PA	3201 South 76th Street Philadelphia, PA 19153	Bell Real Estate Trust

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

See Section VII (c) of Disclosures for Essendant Co.

VIII.

Former or fictitious Name of Grantor/Mergers, Consolidations and Acquisitions: Trade Names: LBEC, Liberty Bell; Liberty Bell Equipment Company, its subsidiaries and its sister companies, Label Industries, Inc. and XL Champion Holdings, LLC (a Missouri LLC) were acquired in October 2014. XL Champion Holdings, LLC (a Missouri LLC) was dissolved 01/18/2017. Certificate of Merger with Medco Tool of Chicago, Inc. and Medco Tool of Baltimore, Inc. effective 11/1/2014 with Liberty Bell Equipment Corporation (Survivor); Certificate of Merger with Medco Tool of Ohio, Inc. effective 2/2/2015 with Liberty Bell Equipment Corporation (Survivor); Certificate of Merger with Medco Tool of St. Louis, Inc. effective 2/2/2015 with Liberty Bell Equipment Corporation (Survivor); Certificate of Merger with Medco Tool of Nevada, Inc. effective 12/31/2015 with Liberty Bell Equipment Corporation (Survivor); Certificate Merger with AJS Group, LLC effective 12/29/16 with Liberty Bell Equipment Corporation (Survivor))

I.

INFORMATION AND COLLATERAL LOCATIONS OF NESTOR HOLDING COMPANY

I.	Name of Grantor: Nestor Holding Company

II.	State of Incorporation or Organization: Delaware

III.	Type of Entity: Corporation

IV.	Organizational Number assigned by State of Incorporation or Organization: 3998782

V.	Federal Identification Number: 20-3171336

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

201 N. Tryon Street, Suite 2450

Charlotte, NC 28202

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor: None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name): None.

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

See Section VII (c) of Disclosures for Essendant Co.

VIII.

Former or fictitious Name of Grantor/Mergers, Consolidations and Acquisitions: Trade Names: Nestor, Nestor Sales; Certificate of Amendment of Certificate of Incorporation effective 7/31/2015 changing the name from MROP Blocker Corp. to Nestor Holding Company

I.

INFORMATION AND COLLATERAL LOCATIONS OF NESTOR SALES HOLDCO, LLC

I.	Name of Grantor: Nestor Sales Holdco, LLC

II.	State of Incorporation or Organization: Delaware

III.	Type of Entity: Limited Liability Company

IV.	Organizational Number assigned by State of Incorporation or Organization: 4006200

V.	Federal Identification Number: 20-3304548

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

201 N. Tryon Street, Suite 2450

Charlotte, NC 28202

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor: None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name): None.

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

See Section VII (c) of Disclosures for Essendant Co.

VIII.	Former or fictitious Name of Grantor/Mergers, Consolidations and Acquisitions: Trade Names: Nestor, Nestor Sales
I.

INFORMATION AND COLLATERAL LOCATIONS OF NESTOR SALES LLC

I.	Name of Grantor: Nestor Sales LLC

II.	State of Incorporation or Organization: Georgia

III.	Type of Entity: Limited Liability Company

IV.	Organizational Number assigned by State of Incorporation or Organization: K843354

V.	Federal Identification Number: 58-2430752

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

7337 Bryan Dairy Road Largo, FL 33777-1507

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor: None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name):

LESSEE	STATE	FACILITY	LANDLORD
Nestor Sales LLC	CO	14200 East 35th Place, Suite 103 Aurora, CO 88011	PLDSPE, LLC
Nestor Sales LLC	FL	7337 Bryan Dairy Road Largo, FL 33777	Robert G. Nestor Family Trust
Nestor Sales LLC	IA	2408 East 22nd Street Des Moines, IA 50317	J. Douglas Brown
Nestor Sales LLC	IN	205 County Road 17 Elkhart, IN 46516	Lea-Jo, LLC
Nestor Sales LLC	MA	35 Industrial Parkway Woburn, MA 01801	MDG Realty LLC DBA Maggiore Development Group
Nestor Sales LLC	NC	3301 Woodpark Boulevard, 3301- J, Charlotte, NC 28206	The Realty Associate Fund V, LP (Evergreen Property Co.)

LESSEE	STATE	FACILITY	LANDLORD
Nestor Sales LLC	OH	211 Hayes Drive, Suite A, Brooklyn Heights, OH 44131	Weston, Inc.
Nestor Sales LLC	TN	3344 Democrat Drive Memphis, TN 38118	BELZ Investco GP
Nestor Sales LLC	WA	18360 Olympic Avenue South Tukwila, WA 98188	Gateway Olympia, Inc.

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

See Section VII (c) of Disclosures for Essendant Co.

VIII.	Former or fictitious Name of Grantor/Mergers, Consolidations and Acquisitions: Trade Names: Nestor, Nestor Sales
I.

INFORMATION AND COLLATERAL LOCATIONS OF O.K.I. SUPPLY, LLC

I.	Name of Grantor: O.K.I. Supply, LLC

II.	State of Incorporation or Organization: Illinois

III.	Type of Entity: Limited Liability Company

IV.	Organizational Number assigned by State of Incorporation or Organization: 0417-020-2

V.	Federal Identification Number: 31-0621548

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

One Parkway North Blvd.

Deerfield, IL 60015

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor: None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name): None.

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

See Section VII (c) of Disclosures for Essendant Co.

VIII.

Former or fictitious Name of Grantor/Mergers, Consolidations and Acquisitions: Trade Names: ORS, ORS NASCO; Articles of Merger effective 1/1/2013 merging O.K.I. Supply Co., an Ohio corporation with O.K.I. Supply Target, LLC (Survivor) and name change to O.K.I. Supply, LLC; Articles of Merger effective 8/13/2015 merging O.K.I. Data, Inc., an Ohio corporation with O.K.I. Supply, LLC (Survivor); Articles of Merger effective 10/3/2016 merging OKI Middle East Holding Co., an Ohio corporation with O.K.I. Supply, LLC (Survivor)

I.

INFORMATION AND COLLATERAL LOCATIONS OF LABEL INDUSTRIES, INC.

I.	Name of Grantor: Label Industries, Inc.

II.	State of Incorporation or Organization: Missouri

III.	Type of Entity: Corporation

IV.	Organizational Number assigned by State of Incorporation or Organization: 00632588

V.	Federal Identification Number: 73-1724607

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

221 West 4th Street, Suite 4

Carthage, MO 64836

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor: None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name): None.

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

See Section VII (c) of Disclosures for Essendant Co.

VIII.	Former or fictitious Name of Grantor/Mergers, Consolidations and Acquisitions: Trade Name: Label
I.

INFORMATION AND COLLATERAL LOCATIONS OF TRANSSUPPLY GROUP, LLC

I.	Name of Grantor: TransSupply Group, LLC

II.	State of Incorporation or Organization: Illinois

III.	Type of Entity: Limited Liability Company

IV.	Organizational Number assigned by State of Incorporation or Organization: 0493952-2

V.	Federal Identification Number: 27-3989446

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

One Parkway North Blvd.

Deerfield, IL 60015

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor: None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name): None.

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

See Section VII (c) of Disclosures for Essendant Co.

VIII.	Former or fictitious Name of Grantor/Mergers, Consolidations and Acquisitions: Trade Name: TransSupply
I.

INFORMATION AND COLLATERAL LOCATIONS OF ESSENDANT RECEIVABLES LLC

I.	Name of Grantor: Essendant Receivables LLC

II.	State of Incorporation or Organization: Illinois

III.	Type of Entity: Limited Liability Company

IV.	Organizational Number assigned by State of Incorporation or Organization: 0275-7958

V.	Federal Identification Number: 26-4146967

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

One Parkway North Blvd.

Deerfield, IL 60015

VII.	Locations of Collateral:

(a)	Properties Owned by the Grantor: None.

(b)	Properties Leased by the Grantor (Include Landlord’s Name): None.

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

See Section VII (c) of Disclosures for Essendant Co.

VIII.

Former or fictitious Name of Grantor/Mergers, Consolidations and Acquisitions: Trade Name: USR ; Articles of Amendment effective 6/1/2015 from United Stationers Receivables, LLC to Essendant Receivables LLC

I.

EXHIBIT B

(See Sections 3.5 and 7.1 of Security Agreement)

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS See Disclosure Side Letter.

EXHIBIT C

(See Section 3.7 of Security Agreement)

LETTER OF CREDIT RIGHTS AND CHATTEL PAPER None.

EXHIBIT D

(See Section 3.10 and 3.11 of Security Agreement)

INTELLECTUAL PROPERTY RIGHTS Patent Applications and Issued Patents None.

Pending and Registered Trademarks

Mark	Status	Reg. No. / Application No.	Owner	Registration Date/ Application Filing Date
ALERA	Registered	3,234,856	ESSENDANT CO.	4/24/2007
ANCHOR	Registered	4,643,660	ESSENDANT INDUSTRIAL LLC	11/25/2014
AZERTY	Registered	1,496,309	ESSENDANT CO.	7/12/1988
BEST WELDS	Registered	3,241,886	ESSENDANT INDUSTRIAL LLC	5/15/2007
BEST WELDS	Registered	2,577,149	ESSENDANT INDUSTRIAL LLC	6/11/2002
BEST WELDS & DESIGN (Spark Logo)	Registered	3,241,888	ESSENDANT INDUSTRIAL LLC	5/15/2007
BEST WELDS & Design (Spark Logo)	Registered	2,549,518	ESSENDANT INDUSTRIAL LLC	3/19/2002
BEYOND ESSENTIAL	Pending	86/538467	ESSENDANT CO.	2/18/2015
B FLEX	Registered	2,492,668	ESSENDANT INDUSTRIAL LLC	9/25/2001
B FLEX	Registered	2,390,033	ESSENDANT INDUSTRIAL LLC	9/26/2000
B-LINE	Registered	2,387,946	ESSENDANT INDUSTRIAL LLC	9/19/2000
B-LINE & Design (Honey Bee Logo)	Registered	2,387,947	ESSENDANT INDUSTRIAL LLC	9/19/2000
BOARDWALK	Registered	3,397,269	ESSENDANT CO.	3/18/2008
BOARDWALK	Registered	3,687,043	ESSENDANT CO.	9/22/2009
BOARDWALK	Pending	86/480848	ESSENDANT CO.	12/15/2014
BOARDWALK	Pending	86/884356	ESSENDANT CO.	1/23/2016
BOARDWALK	Registered	4,994,926	ESSENDANT CO.	7/5/2016
BOARDWALKand Design	Registered	2,429,442	ESSENDANT CO.	2/20/2001
COMFORT	Registered	2,566,483	ESSENDANT INDUSTRIAL LLC	5/7/2002
COMFORT	Registered	2,566,484	ESSENDANT INDUSTRIAL LLC	5/7/2002

Mark	Status	Reg. No. / Application No.	Owner	Registration Date/ Application Filing Date
COMFORT GRIP	Registered	2,116,492	ESSENDANT CO.	11/25/1997
CPO	Registered	3,638,023	CPO COMMERCE LLC	6/16/2009
DESIGN	Registered	3,814,089	LABEL INDUSTRIES, INC.	7/6/2010
DESIGN	Registered	2,461,182	ESSENDANT INDUSTRIAL LLC	6/19/2001
EAGLE	Registered	1,437,761	ESSENDANT INDUSTRIAL LLC	4/28/1987
EAGLE	Registered	2,404,097	ESSENDANT INDUSTRIAL LLC	11/14/2000
EAGLE	Registered	2,613,747	ESSENDANT INDUSTRIAL LLC	9/3/2002
ELUSION	Pending	87/033700	ESSENDANT CO.	5/11/2016
ENVELOPEDesign Only	Registered	2,492,017	ESSENDANT CO.	9/25/2001
ESSENDANT	Registered	4,818,382	ESSENDANT CO.	9/22/2015
ESSENDANT Stylized A	Pending	86/568623	ESSENDANT CO.	3/18/2015
ESSENDANT Word Mark	Pending	86/568664	ESSENDANT CO.	3/18/2015
FINISH PRO	Pending	87/142022	LIBERTY BELL EQUIPMENT CORPORATION	8/17/2016
FINISH PRO & Design	Pending	87/142063	LIBERTY BELL EQUIPMENT CORPORATION	8/17/2016
GALAXY	Registered	3,247,619	ESSENDANT CO.	5/29/2007
HANDS AND BOX Design Only	Registered	2,571,420	ESSENDANT CO.	5/21/2002
I LOVE COPY PAPER	Registered	4,385,500	ESSENDANT CO.	8/13/2013
INNOVERA	Registered	3,326,145	ESSENDANT CO.	10/30/2007
JAGUAR PLASTICS	Registered	3,324,456	ESSENDANT CO.	10/30/2007
LAGASSE	Pending	86/798115	ESSENDANT CO.	10/23/2015
LAGASSE	Registered	2,619,155	ESSENDANT CO.	9/10/2002
MECHANICS TOOLS WAREHOUSE	Registered	3,846,780	LABEL INDUSTRIES, INC.	9/7/2010
MEDCO & Device	Registered	2,496,093	LIBERTY BELL EQUIPMENT CORPORATION	10/9/2001
NATIONAL TOOL WAREHOUSE	Registered	4,149,606	LABEL INDUSTRIES, INC.	5/29/2012

Mark	Status	Reg. No. / Application No.	Owner	Registration Date/ Application Filing Date
NATIONAL TOOL WAREHOUSE	Registered	3,012,392	LABEL INDUSTRIES, INC.	11/1/2005
NED	Registered	2,587,795	ESSENDANT CO.	7/2/2002
NERATOLI	Registered	4,998,314	ESSENDANT CO.	7/12/2016
NESCO	Registered	2,570,562	NESTOR SALES LLC	5/21//2002
OFFICE IMPRESSIONS	Registered	3,348,288	ESSENDANT CO.	12/4/2007
OKI BERING	Registered	2,404,096	ESSENDANT INDUSTRIAL LLC	11/14/2000
OKI BERING	Registered	2,616,298	ESSENDANT INDUSTRIAL LLC	9/10/2002
OKI BERING	Registered	2,406,111	ESSENDANT INDUSTRIAL LLC	11/21/2000
OKI BERING	Registered	2,404,098	ESSENDANT INDUSTRIAL LLC	11/14/2000
OKI BERING	Registered	2,404,099	ESSENDANT INDUSTRIAL LLC	11/14/2000
OKI BERING	Registered	2,404,100	ESSENDANT INDUSTRIAL LLC	11/14/2000
ORS NASCO	Pending	86/798136	ESSENDANT CO.	10/23/2015
ORS NASCO PURE WHOLESALE. PURE VALUE	Registered	3,305,657	ESSENDANT INDUSTRIAL LLC	10/9/2007
PAINTERS PRIDE PRODUCTS	Registered	2,644,896	LIBERTY BELL EQUIPMENT CORPORATION	11/5/2002
PAPER FOR THE PEOPLE	Registered	4,404,631	ESSENDANT CO.	9/17/2013
PAPERRAP	Registered	3,062,671	ESSENDANT CO.	2/28/2006
PERFECTLY PRACTICAL	Registered	3,306,730	ESSENDANT CO.	10/9/2007
PERFORMANCE 1	Registered	3,212,093	NESTOR SALES LLC	2/27/2007
PREMIERE PADS	Registered	3,256,063	ESSENDANT CO.	6/26/2007
POWERING POSSIBILITIES	Pending	87/264003	ESSENDANT CO.	12/9/2016
QUIPALL	Registered	4,993,809	LIBERTY BELL EQUIPMENT CORPORATION	7/5/2016
QUIPALL	Pending	87/203829	LIBERTY BELL EQUIPMENT CORPORATION	10/14/2016
THE BIGGEST BOOK	Registered	2,614,572	ESSENDANT CO.	9/3/2002
The UNCOMMON PLATFORM	Pending	86/859270	ESSENDANT CO.	12/28/2015
Uand Design	Registered	3,306,757	ESSENDANT CO.	10/9/2007

Mark	Status	Reg. No. / Application No.	Owner	Registration Date/ Application Filing Date
UStylized Letters	Registered	3,306,731	ESSENDANT CO.	10/9/2007
UNISAN	Registered	2,004,776	ESSENDANT CO.	10/1/1996
UNISAN	Registered	2,010,540	ESSENDANT CO.	10/22/1996
UNITED STATIONERS	Pending	86/798095	ESSENDANT CO.	10/23/2015
UNITED STATIONERS	Registered	2,486,918	ESSENDANT CO.	9/11/2001
UNITED STATIONERSand Design	Registered	1,118,921	ESSENDANT CO.	5/22/1979
UNITED STATIONERSand Design	Registered	1,249,235	ESSENDANT CO.	8/23/1983
UNITED STATIONERSand Design	Registered	1,514,147	ESSENDANT CO.	11/22/1988
UNIVERSAL	Registered	3,250,457	ESSENDANT CO.	6/12/2007
UNIVERSAL	Registered	3,357,434	ESSENDANT CO.	12/18/2007
UNIVERSAL ONE	Registered	4,617,934	ESSENDANT CO.	10/7/2014
WINDSOFT	Registered	2,544,665	ESSENDANT CO.	3/5/2002
UNILINK	Registered	1,637,064	ESSENDANT CO.	3/5/1991
WEBSCORE	Registered	2,609,037	ESSENDANT CO.	8/20/2002

State Trademark Registrations

Mark	Status	Reg. No. / Application No.	Owner	Registration Date/ Application Filing Date
ORS NASCO	Registered – Alabama	115818	ESSENDANT INDUSTRIAL LLC	12/8/2015
ORS NASCO AN ESSENDANT COMPANY	Registered – South Carolina	N/A	ESSENDANT INDUSTRIAL LLC	11/19/2015

Registered Copyrights

Title	Status	Reg. No.	Owner
I. S. S. Matchbook: a complete guidebook for matching information systems supplies to office machines & computerized equipment.	Registered	TX1064590	Essendant Co.

Title	Status	Reg. No.	Owner
I. S. S. Matchbook: a complete guidebook for matching information systems supplies to office machines & computerized equipment.	Registered	TX1168772	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX1301077	Essendant Co.
Office products pocket pricing guide: current list prices of office products shown in our ... catalog.	Registered	TX1301126	Essendant Co.
Office products pocket pricing guide: current list prices of office products shown in our ... catalog.	Registered	TX1301127	Essendant Co.
Basic office needs/ United Stationers.	Registered	TX1301129	Essendant Co.
Information systems supplies: [catalog] : for data processing, word processing, microfiche.	Registered	TX1301130	Essendant Co.
Basic office needs/ United Stationers.	Registered	TX1301131	Essendant Co.
Product list: wholesale distributors of office equipment & supplies / United Stationers.	Registered	TX1301133	Essendant Co.
Product list: wholesale distributors of office equipment & supplies / United Stationers.	Registered	TX1301134	Essendant Co.
Office furnishings catalog.	Registered	TX1301135	Essendant Co.
Added emphasis.	Registered	TX1301136	Essendant Co.
Price tag sale of office products.	Registered	TX1301137	Essendant Co.
Red tag sale of office products!.	Registered	TX1301138	Essendant Co.
Added emphasis.	Registered	TX1301139	Essendant Co.
Office furnishings catalog.	Registered	TX1301140	Essendant Co.
Dealer net pricer: [wholesale distributors of office equipment & supplies] / United Stationers.	Registered	TX1301141	Essendant Co.
Dealer net pricer: [wholesale distributors of office equipment & supplies] / United Stationers.	Registered	TX1301142	Essendant Co.
The ... retail loose leaf catalog pricing service.	Registered	TX1301143	Essendant Co.
I S S matchbook 1984 : v. one.	Registered	TX1324271	Essendant Co.
I S S matchbook 1984 : v. two.	Registered	TX1324272	Essendant Co.
Store fixtures and accessories catalog price list.	Registered	TX1394624	Essendant Co.
Store fixtures & accessories.	Registered	TX1394662	Essendant Co.
Unitape pricing service	Registered	TX1406478	Essendant Co.

Title	Status	Reg. No.	Owner
Information systems supplies: [catalog] : for data processing, word processing, microfiche.	Registered	TX1429825	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX1430423	Essendant Co.
Office products pocket pricing guide: current list prices of office products shown in our ... catalog.	Registered	TX1433311	Essendant Co.
I. S. S. Matchbook: a complete guidebook for matching information systems supplies to office machines & computerized equipment.	Registered	TX1451858	Essendant Co.
Basic office needs/ United Stationers.	Registered	TX1454413	Essendant Co.
Cost 'n' sell pricing guide: for office products / United Stationers.	Registered	TX1461458	Essendant Co.
Price busters.	Registered	TX1463710	Essendant Co.
Price tag sale of office products.	Registered	TX1463711	Essendant Co.
Office furniture catalog/ United Stationers.	Registered	TX1471117	Essendant Co.
The New Johnson & Staley catalog ....	Registered	TX1575872	Essendant Co.
Computer Supplies Matchbook: the complete guide for matching information systems supplies to office machines & computerized equipment.	Registered	TX1576366	Essendant Co.
The Computer products catalog ....	Registered	TX1596538	Essendant Co.
File under savings! : ending date Feb. 28, 1985.	Registered	TX1596539	Essendant Co.
Super savings on computer products : sale ends June 30, 1985.	Registered	TX1596540	Essendant Co.
Impact!: office products sale news.	Registered	TX1596541	Essendant Co.
Terrific buys on computer supplies : diskettes, paper, ribbons, furniture, computer accessories : sale ends June 30, 1985.	Registered	TX1596542	Essendant Co.
Red tag sale.	Registered	TX1596543	Essendant Co.
Red tag sale of office products.	Registered	TX1596544	Essendant Co.
Basic office needs/ United Stationers.	Registered	TX1705156	Essendant Co.

Title	Status	Reg. No.	Owner
Office furniture catalog/ United Stationers.	Registered	TX1711405	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX1714547	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX1917621	Essendant Co.
The Computer products catalog ....	Registered	TX1918408	Essendant Co.
Information systems supplies: [catalog] : for data processing, word processing, microfiche.	Registered	TX1918409	Essendant Co.
The Computer products catalog ....	Registered	TX1929215	Essendant Co.
Office furniture ....	Registered	TX1929216	Essendant Co.
Get ready for a New Year sale!	Registered	TX1929453	Essendant Co.
Price tag sale : office products.	Registered	TX1929579	Essendant Co.
Office products pocket pricing guide: current list prices of office products shown in our ... catalog.	Registered	TX1930529	Essendant Co.
Cost 'n' sell pricing guide: for office products / United Stationers.	Registered	TX1934044	Essendant Co.
Basic office needs/ United Stationers.	Registered	TX1938655	Essendant Co.
Red tag office supply sale.	Registered	TX1941094	Essendant Co.
The Computer products catalog ....	Registered	TX1941449	Essendant Co.
Computer products sale!	Registered	TX1972211	Essendant Co.
Office products sale.	Registered	TX1979469	Essendant Co.
Red tag sale! on office supplies.	Registered	TX2025635	Essendant Co.
Office products price tag sale.	Registered	TX2026206	Essendant Co.
Computer Supplies Matchbook: the complete guide for matching information systems supplies to office machines and computerized equipment.	Registered	TX2076889	Essendant Co.
Cost & sell dealer net pricer: corresponds to ... general line catalog / United Stationers Supply Company.	Registered	TX2077011	Essendant Co.
Price tag sale--a harvest of fall savings.	Registered	TX2167491	Essendant Co.
The Computer products catalog ....	Registered	TX2167492	Essendant Co.
Computer accessories/ United Stationers Supply Company.	Registered	TX2167493	Essendant Co.
Basic office needs/ United Stationers.	Registered	TX2172284	Essendant Co.

Title	Status	Reg. No.	Owner
Office furniture ....	Registered	TX2179060	Essendant Co.
United Stationers impact flyer	Registered	TX2179837	Essendant Co.
United Stationers red tag	Registered	TX2179838	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX2204237	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX2382245	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX2738376	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX2900077	Essendant Co.
United selling skills : v. 1.	Registered	TX2950470	Essendant Co.
Accounts receivable quick reference manual.	Registered	TX3000835	Essendant Co. (assigned to United Business Computers, Inc.)
United Stationers, Inc., A/R system training instructor guide.	Registered	TX3000879	Essendant Co. (assigned to United Business Computers, Inc.)
A/R system accounts receivable participant guide.	Registered	TX3049219	Essendant Co.
Office innovations.	Registered	TX3050497	Essendant Co.
Office showcase: ... supplement.	Registered	TX3050498	Essendant Co.
Today's workplace. -- Spring 1991-.	Registered	TX3050499	Essendant Co.
9 to 5.	Registered	TX3050500	Essendant Co.
Dealer net pricer/ United Stationers Supply Company.	Registered	TX3060108	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX3299391	Essendant Co.
COPAS.	Registered	TX3313950	Essendant Co. (assigned to United Business Computers, Inc.)
Office products catalog/ United Stationers.	Registered	TX3433966	Essendant Co.
Matchbook: computer supplies and accessories : matching supplies to computer equipment and office machines.	Registered	TX3443908	Essendant Co.
Matchbook: computer supplies and accessories : matching supplies to computer equipment and office machines.	Registered	TX3443909	Essendant Co.
The Computer products catalog ....	Registered	TX3443910	Essendant Co.
Sanitary & maintenance supply.	Registered	TX3720944	Essendant Co.
Office furniture ....	Registered	TX3720945	Essendant Co.
Payment by receipt : implementation guide.	Registered	TX3730184	Essendant Co.

Title	Status	Reg. No.	Owner
Office products catalog/ United Stationers.	Registered	TX3735855	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX3735859	Essendant Co.
United customer label system : user guide.	Registered	TX3756732	Essendant Co.
The Computer products catalog ....	Registered	TX3757483	Essendant Co.
Uniterm : user guide for United Stationers' terminal emulation software.	Registered	TX3783441	Essendant Co.
Dealer net pricer.	Registered	TX3844164	Essendant Co.
Dealer net pricer.	Registered	TX3844165	Essendant Co.
Dealer net pricer.	Registered	TX3859313	Essendant Co.
Electronic management systems : your complete business advantage.	Registered	TX3859397	Essendant Co.
Dealer net pricer.	Registered	TX3913103	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX3936741	Essendant Co.
Purchase to payment guide.	Registered	TX4084723	Essendant Co.
Dealer net pricer/ United Stationers Supply Company.	Registered	TX4092344	Essendant Co.
Dealer net pricer/ United Stationers Supply Company.	Registered	TX4092355	Essendant Co.
Micro United Computer Products: quarterly sourcebook.	Registered	TX4112533	Essendant Co.
Micro United Computer Products: quarterly sourcebook.	Registered	TX4366726	Essendant Co.
Office products, 1996.	Registered	TX4122825	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX4122915	Essendant Co.
1996 catalog quick find directory.	Registered	TX4132788	Essendant Co.
Office products 1999.	Registered	TX4258463	Essendant Co.
1996 computer products.	Registered	TX4366724	Essendant Co.
Office products, 1997.	Registered	TX4377282	Essendant Co.
1997 office products.	Registered	TX4377283	Essendant Co.
Micro United Computer Products: quarterly sourcebook.	Registered	TX4402446	Essendant Co.
Micro United Computer Products: quarterly sourcebook.	Registered	TX4366727	Essendant Co.
Dealer net pricer/ United Stationers Supply Company.	Registered	TX4415515	Essendant Co.

Title	Status	Reg. No.	Owner
The Computer products catalog ....	Registered	TX4418869	Essendant Co.
United Stationers Supply Company dealer net pricer, Apr.-Jun. 97.	Registered	TX4504833	Essendant Co.
Micro United price book.	Registered	TX4530609	Essendant Co.
Dealer net pricer/ United Stationers Supply Company.	Registered	TX4562705	Essendant Co.
Micro United price book.	Registered	TX4670664	Essendant Co.
Business products ....	Registered	TX4690436	Essendant Co.
The Computer products catalog ....	Registered	TX4690950	Essendant Co.
Micro United price book.	Registered	TX4690959	Essendant Co.
Micro United price book.	Registered	TX4092354	Essendant Co.
Essendant Co., 97 Oct.-Dec. dealer net pricer.	Registered	TX4691004	Essendant Co.
Dealer net pricer/ United Stationers Supply Company.	Registered	TX4694647	Essendant Co.
Office furniture ....	Registered	TX4818476	Essendant Co.
Micro United price book.	Registered	TX4819062	Essendant Co.
Matchbook: computer supplies and accessories : matching supplies to computer equipment and office machines.	Registered	TX4819378	Essendant Co.
Essendant Co., dealer net pricer : Oct.-Dec. 98.	Registered	TX4857522	Essendant Co.
Dealer net pricer/ United Stationers Supply Company.	Registered	TX5187186	Essendant Co.
Price tag sale of office products.	Registered	TX840051	Essendant Co.
Red tag sale of office products.	Registered	TX840052	Essendant Co.
Office furnishings ...: [office products for the 80's].	Registered	TX840053	Essendant Co.
Information systems supplies: [catalog] : for data processing, word processing, microfiche.	Registered	TX840054	Essendant Co.
Basic office needs/ United Stationers.	Registered	TX840055	Essendant Co.
Information systems supplies: [catalog] : for data processing, word processing, microfiche.	Registered	TX840056	Essendant Co.
Office furniture catalog/ United Stationers.	Registered	TX840057	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX840058	Essendant Co.
Office products catalog/ United Stationers.	Registered	TX840059	Essendant Co.

Title	Status	Reg. No.	Owner
Product list: wholesale distributors of office equipment & supplies / United Stationers.	Registered	TX840060	Essendant Co.
Product list: wholesale distributors of office equipment & supplies / United Stationers.	Registered	TX840061	Essendant Co.
Basic office needs/ United Stationers.	Registered	TX840062	Essendant Co.
Dealer net pricer: [wholesale distributors of office equipment & supplies] / United Stationers.	Registered	TX840063	Essendant Co.
Price tag sale of office products.	Registered	TX849570	Essendant Co.
I. S. S. matchbook: a complete guidebook for matching information systems supplies to office machines & computerized equipment : magnetic media, ribbons, copier supplies	Registered	TX910208	Essendant Co.
Consumer Sales marketing Program	Registered	TXu548226	Essendant Co.
1995 MU computer products dealer net pricer Jan-Mar			Essendant Co.
Information systems supplies: [catalog]: for data processing, word processing, mircrofiche	Registered	TX1301128	Essendant Co.
Office products catalog	Registered	TX1301132	Essendant Co.
1983 information systems supplies catalog	Registered	TX1391130	Essendant Co.
Oklahoma Rig and Supply Company : wholesale oilfield/industrial supplies.	Registered	TX1384157	Essendant Industrial LLC
The Comfort line; brochure	Registered	RE0000440158	O.K.I. Supply, LLC
Wholesaler/distributor accounting system	Registered	TXu000113369	O.K.I. Supply, LLC
Wholesaler/distributor inventory control system	Registered	TXu000113368	O.K.I. Supply, LLC
ETW Catalog supplement to “Equipment and tools…catalog	Registered	TX0001479649	Nestor Sales LLC

EXHIBIT E

(See Section 3.11 of Security Agreement)

TITLE DOCUMENTS

I.	Vehicles/Equipment subject to certificates of title: See Disclosure Side Letter.

II.	Aircraft/engines/parts, ships, railcars and other vehicles governed by federal statute: None.
I.

EXHIBIT F

(See Section 3.11 of Security Agreement) RESERVED.

EXHIBIT G

(See Section 3.13 of Security Agreement and Definition of “Pledged Collateral”)

LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

I. PLEDGED STOCK See Disclosure Side Letter
II. BONDS None
III. GOVERNMENT SECURITIES None
IV. OTHER SECURITIES OR OTHER INVESTMENT PROPERTY (CERTIFICATED AND UNCERTIFICATED) None
V. OTHER PLEDGED COLLATERAL See disclosure Side Letter

I.

EXHIBIT H

(See Section 3.1 of Security Agreement)

FINANCING STATEMENT FILING LOCATIONS

Companies	Filing Jurisdiction
CPO Commerce, LLC	Illinois
CPO Commerce Acquisition, LLC	Delaware
Essendant Inc.	Delaware
Essendant Co.	Illinois
Essendant Financial Services LLC	Illinois
Essendant Management Services LLC	Illinois
Essendant Industrial LLC	Illinois
Label Industries, Inc.	Missouri
Liberty Bell Equipment Corporation	Pennsylvania
Nestor Holding Company	Delaware
Nestor Sales LLC	Georgia
Nestor Sales Holdco, LLC	Delaware
O.K.I. Supply, LLC	Illinois
TransSupply Group, LLC	Illinois
Essendant Receivables LLC	Illinois

EXHIBIT I

(See Section 4.4 and 4.8 of Security Agreement)

AMENDMENT

This Amendment, dated                                ,      is delivered pursuant to Section 4.8 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement.   The undersigned further agrees that this Amendment may be attached to that certain Second Amended and Restated Pledge and Security Agreement, dated [                        ] [    ], 2017, between the undersigned, as the Grantors, and JPMorgan Chase Bank, N.A., as the Administrative Agent (as amended,  restated,  supplemented  or otherwise modified from time to time prior to the date hereof, the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in the Security Agreement.

By:

Name: Title:

SCHEDULE I TO AMENDMENT

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY (CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

COMMERCIAL TORT CLAIMS

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

EXHIBIT J

COMMERCIAL TORT CLAIMS None.

ANNEX I TO SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Reference is hereby made to the Second Amended and Restated Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of [                       ], 2017 by and among Essendant Co., an Illinois corporation (“Borrower”), Essendant Inc., a Delaware corporation (“Holdings”), the entities listed on the signature pages thereto (Borrower, Holdings and such listed entities, collectively, the “Initial Grantors”) and certain other entities which become parties to the Security Agreement from time to time, including, without limitation, those that become party thereto by executing a Security Agreement Supplement in substantially the form hereof (such parties, including the undersigned, together with the Initial Grantors, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), for the benefit of the Secured Parties under the Credit Agreement. Each capitalized terms used herein and not defined herein shall have the meanings given to it in the Security Agreement.

By   its   execution   below,   the   undersigned,   [NAME   OF   NEW   GRANTOR],   a [                                                    ] [corporation] [partnership] [limited liability company] (the “New Grantor”), agrees to become, and does hereby become, a Grantor under the Security Agreement and agrees to be bound by such Security Agreement as if originally a party thereto. The New Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of the New Grantor’s right, title and interest in and to the Collateral, whether now owned by or owing to, or hereafter acquired by or arising in favor of the New Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, the New Grantor, and regardless of where located, but excluding Excluded Assets, to secure the prompt and complete payment and performance of the Secured Obligations.

By its execution below, the New Grantor represents and warrants as to itself that all of the representations and warranties contained in the Security Agreement are true and correct in all respects as of the date hereof. The New Grantor represents and warrants that the supplements to the Exhibits to the Security Agreement attached hereto are true and correct in all respects and such supplements set forth all information required to be scheduled under the Security Agreement. The New Grantor shall take all steps necessary to perfect, in favor of the Administrative Agent, a first-priority security interest in and lien against the New Grantor’s Collateral, including, without limitation, delivering all certificated Pledged Collateral to the Administrative Agent and other Collateral, in each case to the extent required to be delivered under the Security Agreement, and taking all steps necessary to properly perfect the Administrative Agent’s interest in any uncertificated Pledged Collateral to the extent required in the Security Agreement.

IN WITNESS WHEREOF, [NAME OF NEW GRANTOR], a [                                    ] [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Security Agreement as of this                      day of                         ,        .

[NAME OF NEW GRANTOR]

By:

Name: Title: